UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2018

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, the Board of Directors of Trustmark National Bank (the Bank), a wholly owned subsidiary of Trustmark Corporation (Trustmark), appointed Duane A. Dewey, 60, to serve as Chief Operating Officer of the Bank, effective January 1, 2019.

Mr. Dewey has served as President of Corporate Banking at Trustmark since 2008.  In this capacity, he provides leadership and strategic direction for corporate banking, real estate banking, the insurance and wealth management divisions and treasury management.  In addition, Dewey oversees Trustmark’s business activities in the Houston, Texas, market.  Previously, Dewey was responsible for the Central Region of Trustmark, which included all retail, commercial and community banking activities in the Jackson, Vicksburg and Mississippi Delta markets.  Dewey joined Trustmark in 2003 as President of Wealth Management.  He began his banking career at Republic Bank (now part of Bank of America) in 1985 with corporate banking responsibilities in Dallas, Texas, and private banking responsibilities in Washington, D.C. and McLean, Virginia. Dewey also served as Managing Director of the wealth management division of Provident Bank in Cincinnati, Ohio, before joining Trustmark.

As of the date of this Current Report on Form 8-K, neither Mr. Dewey nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Dewey a party to any understanding or arrangement pursuant to which he is to be selected as an officer.

Mr. Dewey will receive a salary of $450,000 effective January 1, 2019.  The bonus (short term incentive) level of 2019 performance is targeted at 60% of salary.  The equity award (long term incentive) level for the 2019 grant will be targeted at a value of $300,000.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2018, the Board of Directors of Trustmark approved an amendment to Article III, Section 2 of Trustmark’s bylaws (Bylaws) to provide a one-year exception from the mandatory retirement age of 70 for the director serving as Chairman at the time of the Bylaws amendment, in order to permit the Chairman, R. Michael Summerford, to be nominated for election to an additional one-year term as director following the completion of his current term at the 2019 annual meeting of shareholders. The full text of the last sentence of Article III, Section 2 of the Bylaws, as amended and restated, is reprinted below:

“Upon attaining the age of seventy (70) years, a director shall retire effective upon the completion of such director’s then current term of office; provided, that the person serving as Chairman at the time of the adoption of the amendment to this Article III, Section 2 shall not be required to retire until the completion of such director’s term of office following the director’s attainment of the age of seventy-one (71) years.”

The amendment to the Bylaws is effective as of December 11, 2018, and is filed herewith as Exhibit 3.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

3.1	Amendment to Bylaws of Trustmark Corporation dated December 11, 2018
99.1	Press Release dated December 11, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

3.1	Amendment to Bylaws of Trustmark Corporation dated December 11, 2018
99.1	Press Release dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	December 11, 2018